                                                                    EXHIBIT 12
PEI HOLDING, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               1Q          1Q
                                                   1993       1994        1995        1996        1997         97          98
                                                 --------   --------    --------    --------    --------    --------    --------
Income (loss) from continuing operations
  before income taxes and extradordinary item        (517)     3,666      (1,578)      1,717      5,126       1,874      (1,588)

Fixed charges:
  Interest                                          3,066      3,360       4,282       5,313      5,384       1,433       3,281
  33% of rental expense                               597        543         492         535      1,054         266         407
                                                 --------   --------    --------    --------    --------    --------    --------
  Total fixed charges                               3,663      3,903       4,774       5,848      6,438       1,699       3,688
                                                 --------   --------    --------    --------    --------    --------    --------

Income (loss) plus fixed charges                    3,146      7,569       3,196       7,565     11,564       3,573       2,100
                                                 --------   --------    --------    --------    --------    --------    --------
Ratio of earnings to fixed charges                  NA           1.9       NA            1.3        1.8        2.10        NA
                                                 ========   ========    ========    ========    ========    ========    ========

Amount by which earnings were insufficient
  to cover fixed charges                             517       NA          1,578       NA         NA          NA          1,588
                                                 ========   ========    ========    ========    ========    ========    ========